FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT
                ---------------------------------------------

THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this "Amendment") is made and entered into effective as of the 30th day of April, 1997, by and among HUNTCO INC., a Missouri corporation ("Borrower"), HUNTCO NEVADA, INC., a Nevada corporation which is a wholly-owned subsidiary of Borrower ("Huntco Nevada"), HUNTCO STEEL, INC., a Delaware corporation which is a wholly-owned subsidiary of Huntco Nevada ("Huntco Steel"), MIDWEST PRODUCTS, INC., a Missouri corporation which is a wholly-owned subsidiary of Huntco Nevada ("Midwest Products") and HSI AVIATION, INC., a Missouri corporation which is a wholly-owned subsidiary of Huntco Steel ("HSI Aviation") (Huntco Nevada, Huntco Steel, Midwest Products and HSI Aviation are sometimes hereinafter individually referred to as a "Guarantor" and collectively referred to as the "Guarantors"), the banks listed on the signature pages hereof (collectively, the "Banks") and MERCANTILE BANK NATIONAL ASSOCIATION, a national banking association, as agent for the Banks (in such capacity, the "Agent").

                                WITNESSETH:
                                ----------

WHEREAS, Borrower, the Guarantors, the Banks and the Agent have heretofore entered into that certain Revolving Credit Agreement dated December 17, 1996 (the "Revolving Credit Agreement"; all capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Revolving Credit Agreement as amended by this Amendment); and

WHEREAS, Borrower and the Guarantors desire to amend the Revolving Credit Agreement in the manner hereinafter set forth and the Banks and the Agent are willing to agree thereto on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, the Guarantors, the Banks and the Agent hereby agree as follows:

1. The definition of "Annualized Consolidated Debt to Consolidated EBITDA Ratio" set forth in Section 1.01 of the Revolving Credit Agreement is hereby deleted in its entirety.

2. The definitions of "Applicable Commitment Fee Rate", "Applicable Margin" and "Applicable Standby Letter of Credit Commitment Fee Rate" set forth in Section 1.01 of the Revolving Credit Agreement are hereby deleted in their entirety and the following substituted in lieu thereof:

     "Applicable Commitment Fee Rate" shall mean: (a) during the period commencing December 17, 1996, and ending March 31, 1997, One-Eighth of One Percent (.125%) per annum; (b) during the period commencing April 1, 1997, and ending April 30, 1997, Three-Sixteenths of One Percent (.1875%) per annum; and
(c) from and after May 1, 1997, (i) One-Sixteenth of One Percent (.0625%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was less than 3.0 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a), (ii) One-Eighth of One Percent (.125%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than 3.0 to 1.0 but less than 3.5 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to
Section 6.01(a), (iii) Three-Sixteenths of One Percent (.1875%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than 3.5 to 1.0 but less than 4.0 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a) and (iv) Five-Sixteenths of One Percent (.3125%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than 4.0 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a). The determination of the Applicable Commitment Fee Rate as of any date shall be based on the Consolidated Debt to Consolidated EBITDA Ratio as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a), and shall be effective for purposes of determining the Applicable Commitment Fee Rate from and after the first day of the first month immediately following the date on which such delivery of financial statements is required until the first day of the first month immediately following the next such date on which delivery of consolidated financial statements of Borrower and its Subsidiaries is so required. For example, the Consolidated Debt to Consolidated EBITDA Ratio as of the end of the fiscal quarter of Borrower ended January 31, 1997, would be determined from the consolidated financial statements of Borrower and its Subsidiaries as of and for fiscal quarter ended January 31, 1997 (which are required to be delivered to the Agent and the Banks on or before March 22, 1997), and would be used in determining the Applicable Commitment Fee Rate from and after April 1, 1997. Notwithstanding the foregoing, in no event shall any provision contained in this definition be construed as permitting Borrower to any time have a Consolidated Debt to Consolidated EBITDA Ratio greater than the maximum Consolidated Debt to Consolidated EBITDA Ratio permitted by Section 6.01(q)(ii) of this Agreement at such time.

     "Applicable Margin" shall mean:

          (a) with respect to Prime Loans: (i) during the period commencing December 17, 1996, and ending March 31, 1997, Zero Percent (0.00%) per annum;
(ii) during the period commencing April 1, 1997, and ending April 30, 1997, One-Eighth of One Percent (.125%) per annum; and (iii) from and after May 1, 1997, (A) a negative One-Eighth of One Percent (-.125%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was less than 3.0 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a), (B) Zero Percent (0.00%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than 3.0 to 1.0 but less than 3.5 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a), (C) One-Quarter of One Percent (.25%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than 3.5 to 1.0 but less than 4.0 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to
Section 6.01(a), (D) Three-Quarters of One Percent (.75%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than
4.0 to 1.0 but less than 4.5 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a) and (E) One Percent (1.00%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than
4.5 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a); and

          (b) with respect to LIBOR Loans: (i) during the period commencing December 17, 1996, and ending March 31, 1997, Three-Quarters of One Percent (.75%) per annum; (ii) during the period commencing April 1, 1997, and ending April 30, 1997, Seven-Eighths of One Percent (.875%) per annum; and (iii) from and after May 1, 1997, (A) Five-Eighths of One Percent (.625%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was less than 3.0 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a), (B) Three-Quarters of One Percent (.75%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than 3.0 to 1.0 but less than 3.5 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to
Section 6.01(a), (C) One Percent (1.00%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than 3.5 to 1.0 but less than 4.0 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to
Section 6.01(a), (D) One and One-Half Percent (1.50%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than
4.0 to 1.0 but less than 4.5 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a) and (E) One and Three-Quarters Percent (1.75%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than 4.5 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a).

The determination of the Applicable Margin as of any date shall be based on the Consolidated Debt to Consolidated EBITDA Ratio as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a), and shall be effective for purposes of determining the Applicable Margin from and after the first day of the first month immediately following the date on which such delivery of financial statements is required until the first day of the first month immediately following the next such date on which delivery of consolidated financial statements of Borrower and its Subsidiaries is so required. For example, the Consolidated Debt to Consolidated EBITDA Ratio as of the end of the fiscal quarter of Borrower ended January 31, 1997, would be determined from the consolidated financial statements of Borrower and its Subsidiaries as of and for the fiscal quarter ended January 31, 1997 (which are required to be delivered to the Agent and the Banks on or before March 22, 1997), and would be used in determining the Applicable Margin from and after April 1, 1997. Notwithstanding the foregoing, in no event shall any provision contained in this definition be construed as permitting Borrower to any time have a Consolidated Debt to Consolidated EBITDA Ratio greater than the maximum Consolidated Debt to Consolidated EBITDA Ratio permitted by Section 6.01(q)(ii) of this Agreement at such time.

     "Applicable Standby Letter of Credit Commitment Fee Rate" shall mean: (a) during the period commencing December 17, 1996, and ending March 31, 1997, One Percent (1.00%) per annum; (b) during the period commencing April 1, 1997, and ending April 30, 1997, One and One-Eighth Percent (1.125%) per annum; and (c) from and after May 1, 1997, (i) Seven-Eighths of One Percent (.875%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was less than 3.0 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a), (ii) One Percent (1.00%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than 3.0 to 1.0 but less than 3.5 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a), (iii) One and One-Quarter Percent (1.25%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than 3.5 to 1.0 but less than 4.0 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to
Section 6.01(a), (iv) One and Three-Quarters Percent (1.75%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than
4.0 to 1.0 but less than 4.5 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a) and (v) Two Percent (2.00%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than
4.5 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a). The determination of the Applicable Standby Letter of Credit Commitment Fee Rate as of any date shall be based on the Consolidated Debt to Consolidated EBITDA Ratio as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to
Section 6.01(a), and shall be effective for purposes of determining the Applicable Standby Letter of Credit Commitment Fee Rate from and after the first day of the first month immediately following the date on which such delivery of financial statements is required until the first day of the first month immediately following the next such date on which delivery of consolidated financial statements of Borrower and its Subsidiaries is so required. For example, the Consolidated Debt to Consolidated EBITDA Ratio as of the end of the fiscal quarter of Borrower ended January 31, 1997, would be determined from the consolidated financial statements of Borrower and its Subsidiaries as of and for fiscal quarter ended January 31, 1997 (which are required to be delivered to the Agent and the Banks on or before March 22,
1997), and would be used in determining the Applicable Standby Letter of Credit Commitment Fee Rate from and after April 1, 1997. Notwithstanding the foregoing, in no event shall any provision contained in this definition be construed as permitting Borrower to any time have a Consolidated Debt to Consolidated EBITDA Ratio greater than the maximum Consolidated Debt to Consolidated EBITDA Ratio permitted by Section 6.01(q)(ii) of this Agreement at such time.

3. The definition of "Consolidated Debt Service Coverage Ratio" set forth in Section 1.01 of the Revolving Credit Agreement is hereby deleted in its entirety.

4. The definition of "Consolidated Debt to Consolidated EBITDA Ratio" set forth in Section 1.01 of the Revolving Credit Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

     "Consolidated Debt to Consolidated EBITDA Ratio" shall mean, as of the last day of any fiscal quarter of Borrower, the ratio of (a) Consolidated Debt as of such day to (b) Consolidated EBITDA for the four (4) consecutive fiscal quarter period of Borrower ending on such day.

5. The following new definitions of "Consolidated EBITDAR", "Consolidated Interest and Operating Lease Expense Coverage Ratio", "Consolidated Operating Lease Expense", "Operating Lease Expense" and "Operating Lease" are hereby added to Section 1.01 of the Revolving Credit Agreement:

     "Consolidated EBITDAR" shall mean, for the period in question, the sum of
(a) Consolidated Net Income during such period plus (b) to the extent deducted in determining Consolidated Net Income, the sum of (i) the Consolidated Interest Expense during such period, plus (ii) all provisions for any Federal, state, local and/or foreign income taxes made by Borrower and its Subsidiaries during such period (whether paid or deferred), plus (iii) all depreciation and amortization expenses of Borrower and its Subsidiaries during such period plus
(iv) Consolidated Operating Lease Expense during such period, all determined on a consolidated basis and in accordance with GAAP.

     "Consolidated Interest and Operating Lease Expense Coverage Ratio" shall mean, for the period in question, the ratio of (a) Consolidated EBITDAR during such period to (b) the sum of (i) Consolidated Interest Expense during such period plus (ii) Consolidated Operating Lease Expense during such period, all determined on a consolidated basis and in accordance with GAAP.

     "Consolidated Operating Lease Expense" shall mean, for the period in question, the aggregate amount of all Operating Lease Expenses of Borrower and its Subsidiaries during such period, all determined on a consolidated basis and in accordance with GAAP.

     "Operating Lease" shall mean any lease of Property, whether real and/or personal, by a Person as lessee which is not a Capitalized Lease.

     "Operating Lease Expenses" shall mean with respect to any Person, for the period in question, the aggregate amount of rental and other expenses incurred by such Person in respect of Operating Leases during such period, all determined in accordance with GAAP.

6. Section 6.01(q)(ii) of the Revolving Credit Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

     "(ii) "Maximum Consolidated Debt to Consolidated EBITDA Ratio". Borrower will have and maintain (A) as of the last day of each of the fiscal quarters of Borrower ending on April 30, 1997, July 31, 1997, and October 31, 1997, a Consolidated Debt to Consolidated EBITDA Ratio of no more than 4.75 to 1.0,
(B) as of the last day of the fiscal quarter of Borrower ending on January 31, 1998, a Consolidated Debt to Consolidated EBITDA Ratio of no more than 4.50 to 1.0, (C) as of the last day of the fiscal quarter of Borrower ending on April 30, 1998, a Consolidated Debt to Consolidated EBITDA Ratio of no more than
4.25 to 1.0 and (D) as of the last day of each fiscal quarter of Borrower ending on or after July 31, 1998, a Consolidated Debt to Consolidated EBITDA Ratio of no more than 4.0 to 1.0."

7. Section 6.01(q)(iv) of the Revolving Credit Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

     "(iv) "Minimum Consolidated Interest and Operating Lease Expense Coverage Ratio." Borrower will have and maintain a Consolidated Interest and Operating Lease Expense Coverage Ratio of at least 3.0 to 1.0 for each period of four
(4) consecutive fiscal quarters of Borrower commencing with the four (4) consecutive fiscal quarter period ending April 30, 1997."

8. Contemporaneously with the execution of this Amendment, Borrower shall pay the Agent for the ratable benefit of the Banks a nonrefundable amendment fee in the amount of $24,000.00 (the "Amendment Fee").

9. Notwithstanding any provision contained in this Amendment to the contrary, this Amendment shall not be effective unless and until the Agent shall have received:

     (a) counterparts of this Amendment, duly executed by Borrower, each of the Guarantors and each of the Banks;

     (b) a copy of resolutions of the Executive Committee of the Board of Directors of the Borrower and/or the Board of Directors of Borrower, duly adopted, which authorize the execution, delivery and performance of this Amendment, certified by the Secretary of Borrower;

     (c) a copy of resolutions of the Board of Directors of Huntco Nevada, duly adopted, which authorize the execution, delivery and performance of this Amendment, certified by the Secretary of Huntco Nevada;

     (d) a copy of resolutions of the Board of Directors of Huntco Steel, duly adopted, which authorize the execution, delivery and performance of this Amendment, certified by the Secretary of Huntco Steel;

     (e) a copy of resolutions of the Board of Directors of Midwest Products, duly adopted, which authorize the execution, delivery and performance of this Amendment, certified by the Secretary of Midwest Products;

     (f) a copy of resolutions of the Board of Directors of HSI Aviation, duly adopted, which authorize the execution, delivery and performance of this Amendment, certified by the Secretary of HSI Aviation;

     (g) an incumbency certificate, executed by the Secretary of Borrower, which shall identify by name and title and bear the signatures of all of the officers of Borrower executing this Amendment;

     (h) an incumbency certificate, executed by the Secretary of Huntco Nevada, which shall identify by name and title and bear the signatures of all of the officers of Huntco Nevada executing this Amendment;

     (i) an incumbency certificate, executed by the Secretary of Huntco Steel, which shall identify by name and title and bear the signatures of all of the officers of Huntco Steel executing this Amendment;

     (j) an incumbency certificate, executed by the Secretary of Midwest Products, which shall identify by name and title and bear the signatures of all of the officers of Midwest Products executing this Amendment;

     (k) an incumbency certificate, executed by the Secretary of HSI Aviation, which shall identify by name and title and bear the signatures of all of the officers of HSI Aviation executing this Amendment;

     (l) a certificate of corporate good standing of Borrower issued by the Secretary of State of the State of Missouri;

     (m) a certificate of corporate good standing of Huntco Nevada issued by the Secretary of State of the State of Nevada;

     (n) a certificate of corporate good standing of Huntco Steel issued by the Secretary of State of the State of Delaware;

     (o) a certificate of corporate good standing of Midwest Products issued by the Secretary of State of the State of Missouri;

     (p) a certificate of corporate good standing of HSI Aviation issued by the Secretary of State of the State of Missouri; and

     (q)  the Amendment Fee.

10. Borrower hereby agrees to reimburse the Agent upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred by the Agent in the preparation, negotiation and execution of this Amendment. All of the obligations of Borrower under this paragraph shall survive the payment of the Borrower's Obligations and the termination of the Revolving Credit Agreement.

11. All references in the Revolving Credit Agreement to "this Agreement" and any other references of similar import shall henceforth mean the Revolving Credit Agreement as amended by this Amendment. Except to the extent specifically amended by this Amendment, all of the terms, provisions, conditions, covenants, representations and warranties contained in the Revolving Credit Agreement shall be and remain in full force and effect and the same are hereby ratified and confirmed.

12. This Amendment shall be binding upon and inure to the benefit of Borrower, the Guarantors, the Banks, the Agent and their respective successors and assigns, except that neither Borrower nor any of the Guarantors may assign, transfer or delegate any of their respective rights or obligations hereunder.

13. Borrower hereby represents and warrants to the Banks and the Agent that:

     (a) the execution, delivery and performance by Borrower of this Amendment are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and require no action by or in respect of, or filing with, any governmental or regulatory body, agency or official or any other Person;

     (b) the execution, delivery and performance by Borrower of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of the Articles of Incorporation or By-Laws of Borrower, any applicable law, rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory agency or instrumentality or any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its property or assets is bound or to which Borrower or any of its property or assets is subject;

     (c) this Amendment has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable in accordance with its terms; and

     (d) as of the date hereof, all of the representations and warranties of Borrower set forth in the Revolving Credit Agreement are true and correct in all material respects and no Default or Event of Default under or within the meaning of the Revolving Credit Agreement has occurred and is continuing.

14. Each of the Guarantors hereby represents and warrants to the Banks and the Agent that:

     (a) the execution, delivery and performance by such Guarantor of this Amendment are within the corporate powers of such Guarantor, have been duly authorized by all necessary corporate action and require no action by or in respect of, or filing with, any governmental or regulatory body, agency or official or any other Person;

     (b) the execution, delivery and performance by such Guarantor of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of the Certificate or Articles of Incorporation or By-Laws of such Guarantor, any applicable law, rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory agency or instrumentality or any agreement, document or instrument to which such Guarantor is a party or by which such Guarantor or any of its property or assets is bound or to which such Guarantor or any of its property or assets is subject;

     (c) this Amendment has been duly executed and delivered by such Guarantor and constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms; and

     (d) as of the date hereof, all of the representations, warranties and covenants of such Guarantor set forth in the Revolving Credit Agreement are true and correct and no Default or Event of Default under or within the meaning of the Revolving Credit Agreement has occurred and is continuing.

15. In the event of any inconsistency or conflict between this Amendment and the Revolving Credit Agreement, the terms, provisions and conditions contained in this Amendment shall govern and control.

16. This Amendment shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

17. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER, THE GUARANTORS, THE BANKS AND THE AGENT FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWER, THE GUARANTORS, THE BANKS AND THE AGENT COVERING SUCH MATTERS ARE CONTAINED IN THE REVOLVING CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT AND THE OTHER TRANSACTION DOCUMENTS, WHICH REVOLVING CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT AND OTHER TRANSACTION DOCUMENTS ARE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS AMONG BORROWER, THE GUARANTORS, THE BANKS AND THE AGENT, EXCEPT AS BORROWER, THE GUARANTORS, THE BANKS AND THE AGENT MAY LATER AGREE IN WRITING TO MODIFY THEM.

18. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, Borrower, the Guarantors, the Banks and the Agent have executed this First Amendment to Revolving Credit Agreement effective as of the 30th day of April, 1997.

HUNTCO INC.
By:    /s/ Anthony J. Verkruyse
Title: Vice President, Secretary & Treasurer

HUNTCO NEVADA, INC.
By:    /s/ George A. Stoecklin
Title: President

HUNTCO STEEL, INC.
By:    /s/ Anthony J. Verkruyse
Title: Vice President & Secretary

MIDWEST PRODUCTS, INC.
By:    /s/ Anthony J. Verkruyse
Title: Vice President & Secretary

HSI AVIATION, INC.
By:    /s/ Anthony J. Verkruyse
Title: Vice President & Secretary

MERCANTILE BANK NATIONAL ASSOCIATION
By:    /s/ Stephen M. Reese
Title: Vice President

HARRIS TRUST AND SAVINGS BANK
By:    /s/ Donald J. Buse
Title: Vice President

NBD BANK
By:    /s/ Paul R. DeMelo
Title: Vice President

BANK OF AMERICA ILLINOIS
By:    /s/ Steven T. Standbridge
Title: Vice President

SUNTRUST BANK, ATLANTA
By:    /s/ Linda L. Dash
Title: Vice President

MERCANTILE BANK NATIONAL ASSOCIATION, as Agent
By:    /s/ Stephen M. Reese
Title: Vice President